Exhibit 21.1

SUBSIDIARIES OF WYNN RESORTS, LIMITED

Rambas Marketing Co., LLC

Wynn International Marketing, Ltd (an Isle of Man limited liabilitycompany)

Toasty, LLC (a Delaware limited liability company)

B/W Clothiers, LLC (a 50% owned joint venture)

Valvino Lamore, LLC

Wynn Gallery, LLC

World Travel G-IV, LLC

Chamber Associates, LLC

Wynn IG, LLC

Wynn Vacations, LLC

Wynn Aircraft, LLC.

Asia Development, LLC.

Development Associates, LLC

Wynn MA, LLC

Worldwide Wynn, LLC

NV Realty Associates, LLC

Wynn Design & Development, LLC

Wynn PA, Inc.

Everett Property, LLC

Wynn Golf, LLC

Wynn Koval, LLC

Wynn Resorts Development, LLC

Wynn Resorts Hotel Marketing & Sales (Asia), LLC

Wynn Group Asia, Inc.

WM Cayman Holdings Limited I (a Cayman Islands company)

Wynn Macau, Limited (a Cayman Islands company and a 72.3% owned company)

WM Cayman Holdings Limited II (a Cayman Islands company)

Wynn Resorts, International, Ltd. (an Isle of Man company)

Wynn Resorts (Macau) Holdings, Ltd. (an Isle of Man company)

Wynn Resorts (Macau), Ltd. (a Hong Kong Limited company)

Wynn Resorts (Macau), S.A. (a Macau SA company)

Palo Real Estate Company Ltd. (a Macau SA company)

Wynn Macau Development Company, LLC

Wynn Cotai Holding Company, Ltd. (an Isle of Man corporation)

Cotai Partner, Ltd. (an Isle of Man company)

Wynn IOM Holdco I, Ltd. (an Isle of Man company)

Wynn IOM Holdco II, Ltd. (as Isle of Man company)

Wynn Manpower, Limited (a Macau limited company)

SH Hoteleria Limitada (a Macau limited company)

Wynn Resorts Holdings, LLC

Wynn Las Vegas, LLC

Las Vegas Jet, LLC

World Travel, LLC

Wynn Las Vegas Capital Corp.

Wynn Show Performers, LLC

Wynn Sunrise, LLC

Kevyn, LLC

PW automotive, LLC (a Delaware Limited Liability Company and 50% owned joint venture)

Wynn Interactive Management, LLC

Wynn Interactive, LLC

Wynn North Asia, LLC

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.